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                                   EXHIBIT 2.1
                                   -----------




                          Articles of Incorporation of
                                 Game Data, Inc.







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         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

          FEB 08 1994
            2055-94
CHERYL A. LAU, SECRETARY OF STATE
        Cheryl A. Lau
    No. _______________

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                 GAME DATA, INC.
                                 ---------------


KNOW ALL MEN BY THESE PRESENTS:
-------------------------------

         That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, and to that end we do hereby certify:

                                       I.

         That the name of this corporation is:

                                 GAME DATA, INC.
                                 ---------------

                                       II.

         That the location of the principal office of this corporation within the State of Nevada is 427 Ridge Street, Reno, Nevada, 89501, and the Resident Agent in charge of said office is Douglas K. Fermoile, but this corporation may maintain an office or offices in such other place or places, within or without the State of Nevada, as may be from time to time designated by the Board of Directors or by the By-Laws of said corporation, and this corporation may conduct all corporate business of every kind or nature, including the holding of all meetings of directors and stockholders outside the State of Nevada the same as in the State of Nevada.


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                                      III.

         That the corporation may engage in any other lawful activity.

                                       IV.

         That the capital of the corporation shall consist of Twenty-Five Hundred (2,500) shares of the capital common stock, having no par value.

                                       V.

         That the capital stock and the holders thereof shall not, after the amount of the subscription price has been paid in, be subject to any assessment to pay the debts of the corporation or for any other purpose.

                                       VI.

         That the members of the governing board shall be styled directors and the number of the first board of directors shall be one (1), provided, however, that the board of directors may at any meeting by resolution, increase the number of such board of directors to not more than five (5) or decrease the number of such directors to not less than one (1).

         The name and post office address of the first Board of Directors is as follows:

                                Elia R. Tarantino
                                 2325 Robb Drive
                               Reno, Nevada 89523


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                                      VII.

         That the names and post office addresses of each incorporator signing the Articles of Incorporation are as follows:

                                Elia R. Tarantino
                                 2325 Robb Drive
                               Reno, Nevada 89523

                               Douglas K. Fermoile
                                427 Ridge Street
                               Reno, Nevada 89505

                                      VIII.

         This corporation is to have perpetual existence.

         IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of January, 1994.

                                            /s/ Elia R. Tarantino
                                            ------------------------------------
                                            ELIA R. TARANTINO


                                            /s/ Douglas K. Fermoile
                                            ------------------------------------
                                            DOUGLAS K. FERMOILE

STATE OF NEVADA   )
                  )  ss.
COUNTY OF WASHOE  )

         On this 24th day of January , 1994, before me, a Notary Public, personally appeared ELIA R. TARANTINO, who acknowledged that he executed the foregoing instrument.



[Notarial Seal]                              /s/ Debra L. Goss
                                            -------------------------------
                                            NOTARY PUBLIC

STATE OF NEVADA   )
                  )  ss.
COUNTY OF WASHOE  )

         On this 24th day of January , 1994, before me, a Notary Public, personally appeared DOUGLAS K. FERMOILE, who acknowledged that he executed the foregoing instrument.



[Notarial Seal]                              /s/ Debra L. Goss
                                            --------------------------------
                                            NOTARY PUBLIC



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